Exhibit 99.1

OneMedNet Regains Compliance with NASDAQ
Periodic Filing Requirements

MINNEAPOLIS, December 30, 2024 (GLOBENEWSWIRE) – OneMedNet Corporation (Nasdaq: ONMD) (“OneMedNet” or the “Company”), a global provider of clinical imaging innovation and curator of regulatory-grade Imaging Real World Data (“iRWD™”), inclusive of electronic health records, laboratory results and, uniquely, medical imaging, today announced that the Company regained compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) based on the filing of its periodic reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2024. The Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) confirming compliance with the Rule.

Aaron Green, Chief Executive Officer, stated, “We are pleased to have filed our financial results for the first three quarters of 2024. Together with the recently completed reaudit of our 2023 financial statements, we are now current on our periodic financial reporting and can focus on growing our business going forward.”

During the second half of 2024, we developed and started to execute on our strategic plan by:

●	Appointing Bob Golden as Chief Financial Officer on an interim basis to oversee enhancements in the Company’s financial reporting processes.

●	Hiring a Director of Business Development, Margaret Nash, and Vice President of Marketing, Michael Wong, to continue to build our commercial presence with Life Science organizations, additionally recently signing an agreement with Bayer’s AI Innovation Platform (AIIP) announced in early December.

●	Enhancing our Data De-Identification and curation service leveraging Generative AI and deploying OneMedNet’s 2.0 generation indexer OMNi, to improve the speed and accuracy of data searching and indexing.

●	Refreshing the composition of the Company’s Board of Directors with three new directors who have relevant industry, financial and public company expertise.

●	Improving liquidity by raising approximately $6.4M in private placements with Off the Chain Capital and an affiliate of Discovery Capital Management.

●	Enhancing treasury management with a Bitcoin on the balance sheet strategy.

OneMedNet is now in a position to take advantage of the growing Real World Data market with a meaningful market share.

About OneMedNet Corporation

OneMedNet provides innovative solutions that unlock the significant value contained within the Real-World Data (“RWD”) repositories of over 1,400 healthcare system and provider sites that currently comprise its iRWD™ network. OneMedNet’s proprietary iRWD™ platform provides secure, comprehensive management of diverse clinical data types, including electronic health records, ECGs, EEGs, prescriptions, physician notes, laboratory results, and uniquely, medical imaging. Employing its robust iRWD™ platform, the Company securely de-identifies, searches, and curates the clinical data, bringing a wealth of internal and third-party research opportunities to its drug, medical device and imaging/diagnostic AI development customers.

OneMedNet’s platform is designed to address diverse clinical requirements across various domains, such as rare diseases, central nervous system disorders, oncology, cardiology and women’s health. The Company is committed to delivering precise and robust research support services that span the entire continuum of care. This commitment is a cornerstone of OneMedNet’s strategy to enhance patient outcomes and help pave the next wave of healthcare innovation. For more information, please visit www.onemednet.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of OneMedNet; our ability to keep pace with new technology and changing market needs; the competitive environment of our business; the timeline for the Company to regain compliance with the listing rules of The Nasdaq Stock Market LLC relating to maintaining a minimum bid price of $1.00 per share and a minimum value of listed securities; risks inherent with investing in Bitcoin, including Bitcoin’s volatility; and our ability to implement our Bitcoin treasury strategy and its effects on our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

OneMedNet Contacts:

Michael Wong, VP Marketing

Email: michael.wong@onemednet.com

SOURCE: ONEMEDNET CORPORATION